SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2004

VANS, INC.

(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19402	33-0272893
(Commission File Number)	(IRS Employer Identification No.)

15700 Shoemaker Avenue
Santa Fe Springs, CA	90670-5515
(Address of Principal Executive Offices)	(Zip Code)

(562) 565-8267
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 99.1

Item 5. Other Events.

Vans, Inc. announced today that it had entered into a settlement with the plaintiffs in the purported class action and derivative lawsuits filed against it, VF Corporation and certain current and former directors and officers of Vans in Orange County Superior Court and in Los Angeles Superior Court (Freeport Partners, LLC, on behalf of itself and all others similarly situated, vs. Walter E. Schoenfeld et al. and In re Vans, Inc. Derivative Litigation) in connection with the proposed merger of Vans with a VF subsidiary. The final settlement of the actions is subject to, among other things, court approval. If this settlement is finalized and approved by the court, it will finally resolve and discharge in full those claims.

The companies expect to close the merger on or promptly after June 30, 2004, pending receipt of regulatory and Vans shareholder approval. A shareholder meeting for Vans is scheduled to occur on June 30, 2004.

In connection with the settlement, Vans and VF agreed to reduce from $10,900,000 to $8,000,000 the termination fee payable by Vans under the circumstances set forth in the Agreement and Plan of Merger, as amended, dated as of April 27, 2004 among Vans, Inc., VF Corporation and McGarrett Corp. A copy of Amendment No. 1 to the Agreement and Plan of Merger reflecting this agreed reduction in the termination fee is attached as Exhibit 2.1 to this document. Under the settlement, Vans also agreed to disclose the following information:

•	Vans’ accountants are continuing to prepare and finalize their audit of Vans’ financial statements for the fiscal year ended May 31, 2004. Nevertheless, based on the assumption that Vans’s effective tax rate will remain unchanged from the guidance it publicly announced on March 24, 2004, Vans currently expects that its net income for the fiscal year ended May 31, 2004 will exceed the guidance publicly announced by Vans on March 24, 2004 by approximately 10%.

•	No member of Vans’s Board of Directors will be joining VF’s Board of Directors after completion of the merger. Additionally, VF did not have any material discussions before the announcement of the merger proposing post-closing employment or compensation arrangements with any officer or director of Vans or any of its subsidiaries.

•	There was no business relationship or agreement between VF or any of its subsidiaries, on the one hand, or Vans or any of its subsidiaries, on the other, before Vans, VF and its merger subsidiary entered into negotiations with respect to the proposed merger.

•	Vans previously had been approached by four alternative parties to discuss a possible acquisition, but all of these contacts were preliminary and none of them led to a viable offer.

•	No officer or director of Vans has entered into any voting agreement, or is otherwise contractually obligated, to vote any shares of Vans common stock that he or she may own in favor of the adoption of the Agreement and Plan of Merger, as amended, dated as of April 27, 2004 among Vans, VF and McGarrett Corp.

•	Set forth below is an updated summary of certain shareholder litigation that has been filed against Vans:

On January 29, 2004, a shareholder derivative complaint was filed in the Superior Court for the County of Los Angeles against Vans, as a nominal defendant, and the current members of the Board of Directors and certain former officers and directors of Vans alleging that Vans and those individuals violated the federal securities laws by improperly inflating revenue and earnings during each fiscal quarter in the period from March 1998 through May 2001 and issuing false and misleading statements to the public about its business, as well as alleging breaches of fiduciary duty and violations of the California Corporations Code (Sherryl Halpern, derivatively on behalf of Vans, Inc. vs. Walter E. Schoenfeld, et al., Case No. BC309805). This case was subsequently consolidated with a second derivative complaint (Anne Ratnofsky, derivatively on behalf of Vans, Inc. vs. Walter E. Schoenfeld, et al., Case No. BC310782), and a consolidated complaint was filed which bears the caption In re Vans, Inc. Derivative Litigation. The shareholders seek unspecified damages and compensatory relief. Discovery has commenced in the derivative case. However, Vans has been advised that under Delaware law the effect of the merger would be to extinguish the Vans shareholders’ derivative claims.

On April 27, 2004, an amendment to this consolidated shareholder derivative complaint was filed by the plaintiffs. The amendment to the complaint, which added class action allegations on behalf of current shareholders of Vans stock, alleges generally that Vans’s directors violated their fiduciary duties to Vans shareholders in negotiating and approving the merger agreement in order to enrich themselves and to insulate themselves from liability for the claims previously asserted in the action, without regard to the fairness of the transaction. The amendment asserts that the Vans shareholders would suffer irreparable harm unless the merger is enjoined, and seeks an injunction against consummation of the merger. A hearing had been scheduled for the injunction sought by the shareholders on June 29, 2004. These amended claims, as well as all other asserted claims, are being settled pursuant to the agreement announced today.

On May 19, 2004, a shareholder class action complaint was filed in Orange County Superior Court against Vans, VF and the current directors of Vans (Freeport Partners, LLC, on behalf of itself and all others similarly situated, vs. Walter E. Schoenfeld et al.). The complaint alleges generally that the defendants agreed to sell Vans to VF in substantial part because of the extensive personal compensation that each director would receive as a result of the transaction. The complaint further alleges that the defendants violated their fiduciary duties of due care, loyalty and disclosure to Vans shareholders by causing Vans to agree to the sale at an unfair price, by not making full and adequate disclosure to Vans shareholders and by entering into the agreement to receive compensation not available to other Vans shareholders. The plaintiff seeks an injunction against the sale of Vans to VF and unspecified damages and various forms of compensatory relief. These claims are likewise being settled pursuant to the settlement announced today.

On January 23, 2004, a shareholder class action complaint was filed in the United States District Court, Central District of California, against Vans, Andrew J. Greenbaum and Gary H. Schoenfeld (City of Dearborn Heights Act 345 Police & Fire Retirement System v. Vans, Inc.). This complaint alleges that Vans and certain of its officers and directors violated the federal securities laws by improperly inflating revenue and earnings during each fiscal quarter in the period from March 1998 through May 2001 and issuing misleading statements regarding its earnings and other aspects of its business during that same period. This case is presently still pending.

•	As stated in Vans’s definitive proxy statement, Goldman, Sachs & Co. calculated that the fully diluted equity consideration was $393.9 million and the fully diluted levered consideration was $333.1 million based on the $20.55 per share merger consideration, giving effect to stock options that are or would become exercisable based on the merger agreement and, in the case of the levered consideration, adjusted for cash and cash equivalents, long-term debt, minority interest and lease termination liabilities as reported in Vans’s 10-Q dated February 28, 2004. As used in the definitive proxy statement, the term “fully diluted levered consideration” could also be referred to as fully diluted enterprise value based on the $20.55 per share merger consideration.

•	In the past two years, Goldman Sachs has provided investment banking services to Vans from time to time. Pursuant to a letter agreement dated February 17, 2004, Vans engaged Goldman Sachs in connection with the Vans/VF transaction. All fees for investment banking services received by Goldman Sachs from Vans during the past two years are disclosed in the definitive proxy statement.

•	Vans believes that the internal financial forecasts prepared by its management and provided to Goldman, Sachs in connection with the preparation of the Goldman opinion included in the proxy statement were reasonably prepared by Vans’s management at the time that those forecasts were so provided.

•	Vans did not consult or retain any financial advisor or investment banker in connection with the merger, other than Goldman, Sachs. The Vans Board of Directors selected Goldman, Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

•	Wachovia Securities has never been engaged to perform any investment banking services for Vans.

Attached as Exhibit 99.1 to this document is a press release issued by Vans announcing the settlement of these litigations.

FORWARD-LOOKING STATEMENTS

     This document includes and incorporates by reference statements that are not historical facts. These statements are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current plans and expectations relating to analyses of value and expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk. Statements in this document and in the documents incorporated in this document by reference with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts are hereby identified as forward-looking statements. These forward-looking statements include, without limitation, statements identified by words such as “believes”, “expects”, “anticipates”, estimates”, “intends”, “plans”, “projects”, “may”, “likely”, “will” and similar expressions. These forward-looking statements, wherever they occur in this document or the documents incorporated in this document by reference, are necessarily estimates reflecting the reasonable judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

     Certain factors that could cause our results to differ materially from those described in the forward looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site located at

http://www.sec.gov. All subsequent written and oral forward looking statements concerning the proposed transaction or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward looking statement is made.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANS, INC.

Date: June 25, 2004	By:	/s/ Craig E. Gosselin

	Name:	Craig E. Gosselin
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Amendment No. 1 dated as of June 25, 2004 to the Agreement and Plan of Merger dated as of April 27, 2004 among Vans, VF and McGarrett Corporation.

99.1	Press Release dated June 25, 2004.